EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Conolog Corporation (the “Company”) on Form 10-Q for the period ended October 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Benou Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Conolog Corporation and will be retained by Conolog Corporation and furnished to the SEC or its staff upon request.

Dated: December 20, 2011	/s/ Robert S. Benou
Robert S. Benou Chief Executive Officer (Principal Financial Executive Officer) Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 USC Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.